Exhibit 10.5
CA, Inc.
Incentive Stock Option Agreement

Name of Option Holder	EMPLID

Option Number	Option
Total Number of Shares Underlying Option	**Total Granted**
Option Date	Option Date
Exercise Price Per Share	Ex Price
INCENTIVE STOCK OPTION granted by CA, Inc., a Delaware corporation, (the “Company”) to the above-named option holder (the “Optionee”), an employee of the Company or one of its subsidiaries, pursuant to the CA, Inc. 2007 Incentive Plan (the “Plan”) the terms of which are incorporated herein by reference and which, in the event of any conflict, shall control over the terms contained herein. A copy of the Plan (or related Prospectus delivered to you with this Agreement) may be obtained at no cost by contacting the HR Service Center at 1-866-514-4772 or opening an issue via the web at http://caportal.ca.com (via Employee Self-Service – ESS). If you are located outside of North America, please contact your local Human Resources Representative.
1. Grant and Vesting Option
Subject to the vesting schedule below, the Company hereby grants to the Optionee an option to purchase on the terms herein provided a total of the number of shares of common stock, $.10 par value, of the Company set forth above, at an exercise price per share as set forth above.
This option may be exercised only with respect to the portion thereof that is vested. The right to exercise this option shall become vested according to the following vesting schedule:

Percentage (%) of Option Shares With Respect to
[Anniversary/Other] Date	Which Optionee Has a Vested Option to Exercise
Vested options shall be calculated only in terms of full years (for example, from one anniversary date to the next) and no partial vesting credit shall be given for partial years of employment.
This option shall expire and shall not be exercisable after the expiration of ten (10) years from the date it is granted.
2. Stock to be Delivered
Stock to be delivered upon the exercise of this option may constitute an original issue of authorized stock or may consist of treasury stock.
3. Exercise of Option
Each election to exercise this option shall be made by delivering to the Company or its agent a properly executed exercise notice, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds with respect to the portion of shares to be acquired upon exercise. Exercise of this option will not be permitted if the Company determines, in its sole and absolute discretion, that issuance of shares at that time could violate any law or regulation.

In the event an option is exercised by the executor or administrator of a deceased Optionee, or by the person or persons to whom the option has been transferred by the Optionee’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver stock there under unless and until the Company is satisfied that the person or persons exercising the option is or are the duly appointed executor(s) or administrator(s) of the deceased Optionee or the person to whom the option has been transferred by the Optionee’s will or by the applicable laws of descent and distribution.
4. Payment for and Delivery of Stock
Payment in full by cash, certified check, bank draft, wire transfer or postal or express money order may be made for all shares for which this option is exercised at the time of such exercise, and no shares shall be delivered until such payment is made.
Alternatively, payment may be made by (i) delivering to the Company a properly executed exercise notice, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds with respect to the portion of the shares to be acquired upon exercise having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the exercise price being so paid and appropriate tax withholding, (ii) tendering to the Company (by physical delivery or by attestation) certificates representing shares of outstanding common stock, par value $.10, of the Company that have been held by the Optionee for at least six months prior to exercise, having a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the exercise price being so paid, together with stock powers duly executed and with signature guaranteed; or (iii) any combination of the foregoing. Notwithstanding the foregoing, a form of payment will not be available if the Company determines, in its sole and absolute discretion, that such form of payment could violate any law or regulation.
The Company shall not be obligated to deliver any stock unless and until (i) satisfactory arrangements have been made with the Company for the payment of any applicable tax withholding obligations, (ii) all applicable federal and state laws and regulations have been complied with, (iii) in the event the outstanding common stock is at the time listed upon any stock exchange, the             shares to be delivered have been listed, or authorized to be listed upon official notice of issuance upon the exchanges where it is listed, and (iv) all legal matters in connection with the issuance and delivery of the shares have been approved by counsel of the Company. The Optionee shall have no rights of a stockholder until the stock is actually delivered to him. Further, the Optionee acknowledges and consents that, pursuant to the Plan, if the Compensation and Human Resource Committee determines that any consent (as defined in the Plan) is necessary or desirable as a condition of, or in connection with the grant of this option, delivery of shares or other property or the taking of any other action, then such action will not be taken unless and until such consent is effected or obtained to the Compensation and Human Resource Committee’s satisfaction.
5. Recovery and Reimbursement of Option Gain
The Company shall have the right to recover, or receive reimbursement for, any compensation or profit realized by the exercise of this option or by the disposition of any option shares to the extent that the Company has such a right of recovery or reimbursement under applicable securities laws.
6. Nontransferability of Option
This option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and during the Optionee’s lifetime this option may be exercised only by the Optionee.
7. Termination of Employment
Upon termination of employment, other than termination of employment by reason of (i) Retirement, as defined in the Plan, (ii) disability, or (iii) death, any portion of this option that has not become vested as of the date of termination shall immediately terminate and any portion of this option that has already vested as of such date shall terminate ninety (90) days after termination of employment or the expiration date of the option, whichever occurs first.
8. Retirement
In the event of the Optionee’s Retirement, as defined in the Plan, from the employ of Company or any subsidiary, any portion of this option that has not become vested as of the date of Retirement shall immediately terminate and any portion of this option that has already vested as of such date shall terminate one (1) year after such retirement or on the expiration date of the option, whichever occurs first.
9. Disability
In the event of termination of employment of the Optionee because of disability, any unexercised portion of this option held by the Optionee at the date of such termination (vested and unvested) will immediately become exercisable in full and will remain exercisable by the Optionee for a period of one (1) year or the remaining term of the option, whichever is shorter.
10. Death
If an Optionee dies while employed by the Company, any unexercised portion of this option held by the Optionee at his date of death (vested and unvested) will immediately become exercisable in full and will remain exercisable by the estate of the deceased Optionee or the person given authority to exercise his options by his will or by operation of law for a period of one (1) year or the remaining term of the options, whichever is shorter.
11. Changes In Stock

In the event of any change in the number of issued shares (or issuance of shares of stock other than shares of Common Stock) by reason of any stock split, reverse stock split, or stock dividend, recapitalization, reclassification, merger, consolidation, split-up, spin-off, reorganization, combination, or exchange of shares, the exercisability of stock purchase rights received under the Rights Agreement, the issuance of warrants or other rights to purchase shares or other securities, or any other change in corporate structure or in the event of any extraordinary distribution (whether in the form of cash, shares, other securities or other property), the Compensation and Human Resource Committee shall adjust the number or kind of shares that may be issued under the Plan, and the terms of this option (including, without limitation, the number of shares subject to this option, the type of property to which this option relates and the exercise price of this option) in such manner as the Compensation and Human Resource Committee shall determine is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, and such adjustment shall be conclusive and binding for all purposes under the Plan. Notwithstanding the foregoing, no adjustments shall be made with respect to Qualified Performance Awards granted to a Key Employee to the extent such adjustment would cause the award to fail to qualify as performance-based compensation under Section 162(m) of the Code and no adjustment shall be required if the Compensation and Human Resource Committee determines that such action could cause an award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code (“Section 409A”) or otherwise could subject the Optionee to the additional tax imposed under Section 409A in respect of an outstanding award. In the event of (i) a consolidation or merger in which the Company is not the surviving corporation, (ii) a consolidation or merger in which the Company is the surviving corporation but holders of shares receive securities or another corporation, or (iii) a sale of substantially all of the Company’s assets (as an entirety) or capital stock to another person, this option shall be deemed to apply to the equivalent amount of securities, cash or other property that is received by Company stockholders in exchange for their Company shares pursuant to such transaction; provided, however, that the Compensation and Human Resource Committee may, in its discretion, either (i) provide, upon written notice to the Optionee, that this option shall terminate as of the date specified in such notice (in which case the Compensation and Human Resource Committee may, but does not have to, accelerate the vesting of any portion of this option that has not already vested as of the date such notice is provided to the Optionee), or (ii) cancel this option and in consideration of such cancellation pay to the Optionee an amount in cash with respect to each share then remaining under the option equal to the difference between the Fair Market Value of such share on the date of cancellation (or, if greater, the per share value of the consideration received by Company stockholders as a result of the merger, consolidation, reorganization or sale) and the per share exercise price of the option.
12. Continuance of Employment
This option shall not be deemed to obligate the Company or any subsidiary to retain the Optionee in its employ for any period.
13. Provisions of the Plan and Section 422 of the Internal Revenue Code
This Agreement incorporates by reference Section 422 of the Internal Revenue Code of 1986, as amended, and the terms of the Plan [(including without limitation, Section 7.5 of the Plan, which provides for the forfeiture of this option and the return of any profit realized upon the exercise of such option in certain circumstances)], and is subject to the provisions thereof. The Plan and the options granted pursuant to this Agreement are intended to comply with Section 422 of the Internal Revenue Code of 1986, as amended, and all of the regulations issued pursuant thereto. This Agreement shall be construed in accordance with the Plan, said Section 422 and the regulations issued there under and any provision of this Agreement held to be inconsistent therewith shall be severable and of no force or effect.
14. Incorporation by Reference of Employment Agreement
If the Optionee has an employment agreement with CA, Inc. which contains different or additional provisions relating to vesting of the stock option grant, or otherwise conflicts with the terms of this Agreement, the provisions of the employment agreement shall govern and be incorporated herein by reference.
IN WITNESS WHEREOF, CA, Inc. has caused this Agreement to be executed by the President and CEO. This option is granted at the Company’s principal executive office, One CA Plaza, Islandia, New York 11749, on the date stated above.

CA, Inc.
By